EXHIBIT 99.1

ADTRAN, Inc. Pre-Announces Financial Results for the Third Quarter of 2021 and Provides Current Outlook

HUNTSVILLE, Ala. — (October 14, 2021) — ADTRAN, Inc. (NASDAQ: ADTN) (“ADTRAN” or the “Company”), today announced certain preliminary financial results for the third quarter ended September 30, 2021. All figures in this release are approximate due to the preliminary nature of the announcement.

For the third quarter, revenue is expected to be $138 million, gross margin is expected to be 34.5%, non-GAAP gross margin is expected to be 34.6%, operating loss is expected to be $10.1 million and non-GAAP operating loss is expected to be $2.6 million. This lower gross margin and decreased profitability, as compared to prior guidance, was attributed to approximately $9 million in quantifiable supply chain constraint-related expenses incurred during the quarter. Without these expenses gross margin would be within our third quarter guidance range.

ADTRAN Chairman and Chief Executive Officer Tom Stanton stated, “We are experiencing record demand for our solutions with Q3 setting an all-time high for bookings in a quarter. This increased demand comes from a diverse mix of global Tier 1 and regional service providers planning to deploy our fiber access platforms, in-home service delivery platforms and SaaS applications. We expect this growth to accelerate. During the third quarter we secured two additional Tier 1 fiber customers, and previously announced Tier 1 fiber customers significantly increased their bookings for our fiber access platforms. Although our revenue growth and profitability in the near-term are impacted by the supply chain issues, our long-term outlook continues to strengthen given the record demand and the supply outlook.”

The Company’s overall bookings in the third quarter were up 43% year-over-year with a book-to-bill ratio of 1.43 for the quarter, and 1.34 for the nine months ended September 30, 2021. The increased demand continues to suggest that we are in the early stages of a significant and sustained growth cycle.

Business Outlook

ADTRAN is working closely with our suppliers and customers to address the near-term supply chain challenges facing the industry. We believe these challenges are peaking during the second half of 2021 and will begin to normalize by mid-2022. Importantly, we expect the impact on ADTRAN’s results to be largely transitory. We are encouraged by the continuation of strong demand and expect to convert today’s bookings to revenue as supply-related pressures ease.

Our long-term strategy and outlook for the business remains unchanged. We remain excited about the significant upside from our announced combination with ADVA. Joining our two businesses will create compelling value for both companies’ shareholders by significantly enhancing our ability to serve customers and capitalize on the unprecedented fiber investment opportunity now taking place globally.

Non-GAAP gross margin and non-GAAP operating income (loss) exclude acquisition-related expenses, amortizations and adjustments, stock-based compensation expense, and non-cash deferred compensation. Reconciliations between gross margin and operating loss and the respective non-GAAP measures are set forth in the tables provided below. All figures in this release are approximate and subject to the completion of our quarterly financial closing and review procedures.

ADTRAN will hold a conference call to discuss its third quarter and more detailed business outlook for the fourth quarter on October 15, 2021, at 9:00 a.m. Central Time. ADTRAN will webcast this conference call. To listen, simply visit ADTRAN’s Investor Relations site at www.adtran.com/investor approximately ten minutes prior to the start of the call, click on the event “ADTRAN Pre-Announces Financial Results for the Third Quarter of 2021 and Provides Current Outlook”, and click on the Webcast link.

An online replay of the Company’s conference call, as well as the text of the Company's conference call, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit www.adtran.com/investor or email at investor.relations@adtran.com.

About ADTRAN

At ADTRAN, Inc., we believe amazing things happen when people connect. From the cloud edge to the subscriber edge, we help communications service providers around the world manage and scale services that connect people, places and things to advance human progress. Whether rural or urban, domestic or international, telco or cable, enterprise or residential—ADTRAN solutions optimize existing technology infrastructures and create new, multi-gigabit platforms that leverage cloud economics, data analytics, machine learning and open ecosystems—the future of global networking. Find more at ADTRAN, LinkedIn and Twitter.

This press release contains forward-looking statements, generally identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions, which forward-looking statements reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including: (i) risks and uncertainties related to the continued impact of the SARS-CoV-2 coronavirus/COVID-19 global pandemic (or variants of the SARS-CoV-2 coronavirus, including the Delta variant), including the severity and duration of the pandemic and the delivery, acceptance and effectiveness of vaccines, which could lead to a decrease in demand for the Company’s products and services, and which has disrupted, and could lead to further disruptions in, the Company’s supply chain, adversely impacting the operations and financial condition of the Company and its customers; actions that have been taken and that may be taken by the Company, its customers, suppliers and counterparties in response to the pandemic, including the implementation of alternative work arrangements for employees, which may delay the timing of some orders and expected deliveries and which may impact the Company’s ability to mitigate inefficiencies, delays and additional costs in the Company’s product development, sales, marketing and customer service efforts; the legal, regulatory and administrative developments that have occurred and may continue to occur at the federal, state and local levels and in foreign jurisdictions in response to the pandemic, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns; potential disruptions, breaches, or other incidents affecting the proper operation, availability or security of the Company’s or its partners’ information systems; potential declines in revenues due to declining customer demand and deteriorating macroeconomic conditions; increased expenses related to labor, raw materials, freight or other expenditures; the impact of the COVID-19 pandemic on the Company’s liquidity, as well as risks associated with disruptions in the financial markets and the business of financial institutions as a result of the COVID-19 pandemic which could impact the Company from a financial perspective; the pace of recovery in our markets when the COVID-19 pandemic subsides, which could affect demand for our products; (ii) risks and uncertainties related to the contemplated business combination between the Company and ADVA, including but not limited to the expected timing and likelihood of the completion of the contemplated business combination between the Company and ADVA, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the contemplated business combination that could reduce anticipated benefits or cause the parties to abandon the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement; the ability to successfully complete the proposed business combination; regulatory or other limitations imposed as a result of the proposed business combination; the success of the business following the proposed business combination; and the ability to successfully integrate the Company’s and ADVA’s businesses; and (iii) the other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2021. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release except as may be required by law.

Additionally, the financial measures presented herein are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between the Company’s actual results and the preliminary financial information set forth herein may be material.

To provide additional transparency, we have disclosed in the table below non-GAAP gross profit and non-GAAP gross margin, which has been reconciled to gross profit and gross margin, and non-GAAP operating loss, which has been reconciled to operating loss, in each case as reported based on Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). These non-GAAP financial measures exclude certain items which management believes are not reflective of the ongoing operating performance of the business. We believe this information is useful in providing period-to-period comparisons of the results of our ongoing operations. Additionally, these measures are used by management in our ongoing planning and annual budgeting processes. The presentation of non-GAAP gross profit, non-GAAP gross margin, and non-GAAP operating loss when combined with the U.S. GAAP presentation of gross profit, gross margin, and operating loss is beneficial to the overall understanding of ongoing operating performance of the Company.

These non-GAAP financial measures are not prepared in accordance with, or an alternative for, U.S. GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under U.S. GAAP. Additionally, our calculation of such non-GAAP measures may not be comparable to similar measures calculated by other companies.

ADTRAN, INC.

Supplemental Information

Reconciliation of Gross Profit and Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin

(Unaudited)

Three Months Ended September 30,
2021
Total Revenue	$138,081

Cost of revenue	$90,408
Stock based compensation expense	(133)
Non-GAAP Cost of Revenue	$90,275

Gross Profit	$47,673
Non-GAAP Gross Profit	$47,806

Gross Margin	34.5%
Non-GAAP Gross Margin	34.6%

ADTRAN, INC.

Supplemental Information

Reconciliation of Operating Loss to Non-GAAP Operating Loss

(Unaudited)

	Three Months Ended September 30,
	2021
Operating Loss	$(10,058)
Acquisition related expenses, amortizations and adjustments	6,041	(1)
Stock-based compensation expense	1,842	(2)
Deferred compensation adjustments	(459)	(3)
Non-GAAP Operating Loss	$(2,634)

(1) $5.5 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(2) $0.1 million is included in total cost of revenue, $1.1 million is included in selling, general and administrative expenses and $0.6 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(3) Includes non-cash change in fair value of equity investments held in the ADTRAN, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of income (loss).